                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                        DREYFUS APPRECIATION FUND, INC.,

                      DREYFUS GROWTH AND VALUE FUNDS, INC.

                                       AND

                         GENERAL MONEY MARKET FUND, INC.

                                       AND

                           DREYFUS SERVICE CORPORATION

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be amended from time to time (each an "Account"),  the Dreyfus
Appreciation  Fund, Inc., Dreyfus Growth and Value Funds, Inc. and General Money
Market Funds, Inc., each a Maryland Corporation (each a "Fund" and together, the
"Funds"),  and  Dreyfus  Service  Corporation,  distributor  for each  Fund (the
"Distributor"), a New York Corporation.

         WHEREAS,  the shares of beneficial  interest/common  stock of the Funds are divided into several series of shares,  each  representing the interest in a
particular   managed   portfolio  of   securities   and  other  assets  (each  a
"Portfolio"); and

         WHEREAS,  each Fund is registered as an open-end management  investment company under the Investment  Company Act of 1940 (the "1940 Act") and shares of the Portfolios are registered  under the Securities Act of 1933, as amended (the
"1933 Act"); and

         WHEREAS, the Distributor,  which serves as principal underwriter to the
Funds, is duly registered as a broker-dealer  under the Securities  Exchange Act of 1934, as amended; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the  Company  intends to  purchase  shares in the  Portfolios listed in  Schedule A hereto,  as it may be amended  from time to time by mutual written  agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Distributor agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1. Subject to Article IX hereof, the Funds agree to make available to the Company for purchase on behalf of the Account,  shares of the  Designated
Portfolios,  such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios
(other  than  those  listed  on  Schedule  A) in  existence  now or that  may be established in the future will be made available to the Company only as the Fund may so provide,  and (ii) the Board of Directors  of the Fund (the  "Board") may
suspend or terminate the offering of shares of any Designated Portfolio or class thereof,  if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, suspension  or  termination  is  necessary  and in  the  best  interests  of the shareholders of such Designated Portfolio.

            1.2. The Fund shall redeem,  at the Company's  request,  any full or fractional  Designated  Portfolio  shares  held by the  Company on behalf of the
Account,  such  redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The Fund  hereby  appoints  the  Company as an agent of the
Fund for the limited purpose of receiving and accepting  purchase and redemption requests on behalf of the Account  (but not with respect to any Fund shares that may be  held  in the  general  account  of the  Company)  for  shares  of  those
Designated Portfolios made available hereunder,  based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock  Exchange  is  open  for  trading  and on  which  a  Designated  Portfolio calculates  its net asset value (a "Business  Day") pursuant to the rules of the
Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily  calculates its net asset value as described from time to time in the Fund's  prospectus  shall constitute receipt and  acceptance by the  Designated  Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

                 (b) The  Company  shall  pay  for  shares  of  each  Designated
Portfolio  on the same  Business  Day that it  notifies  the Fund of a  purchase request for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds  transmitted to the Fund or other designated  person by wire to be received by 12:00 p.m.  Eastern Time on the Business Day the Fund is notified of the  purchase  request  for  Designated  Portfolio  shares  (unless  the Fund determines  and so advises the Company that  sufficient  proceeds are  available from redemption of shares of other Designated  Portfolios  effected  pursuant to redemption  requests tendered by the Company on behalf of the Account, or unless the Fund  otherwise  determines  and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested,  and Designated Portfolio shares purchased  thereby will be issued, as soon as practicable and the Company shall  promptly,  upon the Fund's  request,  reimburse the Fund for any charges, costs, fees,  interest or other expenses incurred by the Fund in connection with any  advances  to, or  borrowing  or  overdrafts  by, the Fund,  or any  similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such  purchase  request.  Upon  receipt of federal  funds so wired, such funds shall cease to be the  responsibility of the Company and shall become the responsibility of the Fund.

                 (c) Payment for  Designated  Portfolio  shares  redeemed by the
Account or the Company shall be made by the Fund in federal funds transmitted by wire to the  Company  or any  other  designated  person  in a timely  manner  in accordance with Section 22(e) of the 1940 Act and any rules  thereunder,  and in accordance  with the  procedures  and  policies of the Fund as  described in the then-current  prospectus.  If Company's  order  requests the  redemption  of any shares of a Designated  Portfolio valued at or greater than $1 million, the Fund will wire such amount to Company within seven days of the order.

                 (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's  general account shall be effected at the net asset  value per share  next  determined  after the Fund's  receipt  and acceptance of such request,  provided  that, in the case of a purchase  request, payment for Fund shares so  requested  is received by the Fund in federal  funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

                 (e)  Company  will  make  reasonable  efforts  to  notify  each applicable  Designated  Portfolio in advance of any purchase or redemption order greater than $1million.

            1.4. The Fund shall use its best efforts to make the net asset value per share for each  Designated  Portfolio  available to the Company by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's  prospectus.  If the Fund provides the Company with materially  incorrect share net asset value information,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share,  dividend or capital gain information shall be reported  promptly to the Company upon  discovery.  Non-material  errors will be corrected in the next Business Day's net asset value per share.

            1.5. The Fund shall use its best efforts to furnish  notice (by wire or  telephone  followed  by written  confirmation)  to the Company of any income dividends  or capital gain  distributions  payable on any  Designated  Portfolio shares by the ex-dividend  date, or if not a Business Day, on the first Business
Day thereafter.  The Company, on its behalf and on behalf of the Account, hereby elects to receive all such  dividends  and  distributions  as are payable on any
Designated  Portfolio shares in the form of additional shares of that Designated
Portfolio.  The Company  reserves the right,  on its behalf and on behalf of the
Account,  to revoke this election and to receive all such  dividends and capital gain  distributions  in cash. The Fund shall notify the Company  promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.
The  Company  will record  shares  ordered  from a  Designated  Portfolio  in an appropriate title for the corresponding Account.

            1.7.  (a)  The  parties  hereto  acknowledge  that  the  arrangement contemplated  by this Agreement is not exclusive;  the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                 (b) The Company  shall not,  without  prior  notice to the Fund
(unless  otherwise  required by applicable  law), take any action to operate the
Account as a management investment company under the 1940 Act.

                 (c) The Company  shall not,  without  prior  notice to the Fund
(unless otherwise  required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

                 (d) The Company  shall not,  without  prior notice to the Fund, induce Contract owners to vote on any matter submitted for  consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

            1.8.  The parties  may agree,  in lieu of the  procedures  set forth above  in this  Article  I, to place  and  settle  trades  for the  shares  of a
Designated  Portfolio through a clearing  corporation.  In the event that such a clearing  corporation  is used,  the parties  agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            2.2. The Fund  represents  and warrants  that  Designated  Portfolio shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in compliance  with  applicable state  and  federal  securities  laws  and that  the  Fund is and  shall  remain registered under the 1940 Act. The Fund shall amend the  registration  statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to  effect  the  continuous  offering  of its  shares.  The Fund  shall register  and  qualify  the shares for sale in  accordance  with the laws of the various states only if and to the extent deemed advisable by the Fund.

            2.3. The Fund represents  that it is lawfully  organized and validly existing  under  the  laws of the  State of  Maryland  and that it does and will comply in all material respects with the 1940 Act.

            2.4. The  Distributor  represents and warrants that it is registered as a broker-dealer with the SEC and is a member in good standing with the NASD.

            2.5. The Fund and the Distributor  represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6  The Company represents  and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding  company.2.6.  The
Company represents and warrants that that the income, gains and losses,  whether or not realized,  from assets  allocated to the Account are, in accordance  with applicable Contracts,  to be credited to or charged against such Account without regard to other  income,  gains or losses  from  assets  allocated  to any other accounts of the Company.  The Company agrees to notify each Fund promptly of any investment  restrictions  imposed by state  insurance law and  applicable to any
Designated Portfolio.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Fund shall provide the Company with as many printed  copies of the current prospectus,  current Statement of Additional Information ("SAI"), supplements,  proxy  statements,  and  annual  or  semi-annual  reports  of each
Designated  Portfolio (for  distribution to Contract owners with value allocated to such Designated  Portfolios) as the Company may reasonably request to deliver to existing  Contract owners.  If requested by the Company in lieu thereof,  the
Fund shall  provide  such  documents  (including a  "camera-ready"  copy of such documents as set in type, a diskette in the form sent to the financial  printer, or an electronic  copy of the documents in a format  suitable for posting on the
Company's  website,  all as the Company may  reasonably  request) and such other assistance  as is  reasonably  necessary  in  order  for  the  Company  to  have prospectuses,  SAIs,  supplements  and  annual or  semi-annual  reports  for the
Contracts  and the Fund printed  together in a single  document or posted on the
Company's web-site or printed  individually by the Company if it so chooses. The expenses  associated with printing and providing such documentation  shall be as set forth in Article V.

            3.2. The Fund's  prospectus shall state that the current SAI for the
Fund is available.

            3.3. The Fund shall provide the Company with  information  regarding the Fund's expenses,  which  information may include a table of fees and related narrative  disclosure  for use in any prospectus or other  descriptive  document relating to a Contract.  The  Company  agrees that it will use such  information substantially  in the form  provided.  The Company  shall  provide prior written notice of any  proposed  modification  of such  information,  which  notice will describe the manner in which the Company proposes to modify the information, and agrees  that it may not modify  such  information  in any way  without the prior consent of the Fund, which consent shall not be unreasonably withheld.

            3.4. The Fund will pay or cause to be paid the  expenses  associated with text composition,  printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.  To the  extent the SEC  continues  to  interpret  the 1940 Act to require  pass-through  voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall:

                 (a)  solicit  voting   instructions  from  Contract  owners  or
participants on a timely basis and in accordance with applicable law;

                 (b) vote the shares of the  Designated  Portfolio in accordance with instructions received from contract holders or participants; and

                 (c) vote the shares of the  Designated  Portfolio  for which no instructions  have  been  received  in the  same  proportion  as  shares  of the
Designated Portfolio for which instructions have been received.

ARTICLE IV.  SALES MATERIAL AND MARKETING

            4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee,  each piece of sales  literature or other  promotional material  that  the  Company  develops  and in which  the Fund (or a  Designated
Portfolio  thereof) or the  Distributor is named. No such material shall be used until  approved  by the Fund or its  designee,  and the  Fund  will use its best efforts for it or its designee to review such sales  literature  or  promotional material  within ten Business Days after receipt of such  material.  The Fund or its designee reserves the right to reasonably object to the continued use of any such sales  literature  or other  promotional  material  in which the Fund (or a
Designated  Portfolio thereof) or the Distributor is named, and no such material shall be used if the Fund or its designee so objects.

            4.2.  The  Company  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Fund or concerning  the Fund or the  Distributor  in connection  with the sale of the  Contracts  other than the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved  by the Fund or its  designee,  except  with the permission of the Fund or its designee.

            4.3.  The  Fund , or its  designee,  shall  furnish,  or cause to be furnished,  to the Company,  each piece of sales literature or other promotional material  that it develops  and in which the  Company,  and/or the  Account,  is named.  No such material  shall be used until  approved by the Company,  and the
Company will use its best efforts to review such sales literature or promotional material  within ten Business Days after receipt of such  material.  The Company reserves the right to  reasonably  object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

            4.4.  The  Fund  shall  not  give  any   information   or  make  any
representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature or other promotional  material  approved by the Company,  except with the permission of the Company.

            4.5. The Fund will provide to the Company at least one complete copy of all registration statements,  prospectuses,  SAIs, reports, proxy statements, sales literature and other promotional  materials,  applications for exemptions, requests for no-action  letters,  and all  amendments to any of the above,  that relate to the Designated  Portfolios or their shares,  promptly after the filing of such document(s) with the SEC or other regulatory authorities.

            4.6. The Company will provide to the Fund at least one complete copy of all registration  statements,  prospectuses  (which shall include an offering memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide  to the  Fund  and the  Distributor  any  complaints  received  from the
Contract owners pertaining to the Fund or a Designated Portfolio.

            4.7.  The Fund will  provide the  Company  with as much notice as is reasonably  practicable of any proxy solicitation for any Designated  Portfolio, and of any material change in the Fund's  registration  statement,  particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration  statement,  in an orderly  manner.  The Fund will make  reasonable efforts  to attempt  to have  changes  affecting  Contract  prospectuses  become effective simultaneously with the annual updates for such prospectuses.

            4.8 The Company  shall  designate  certain  persons or entities that shall  have  the  requisite  license  to  solicit  applications  for the sale of
Contracts.  No  representation  is made as to the number or amount of  Contracts that are to be sold by the Company. The Company shall make reasonable efforts to market the Contacts and shall comply with all applicable  federal and state laws in connections therewith.

            4.9 For purposes of this Agreement,  the phrase "sales literature or other  promotional  material"  or  words  of  similar  import  include,  without limitation,  advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording,  videotape  display,  signs or billboards,  motion  pictures or other public media), sales literature (such as any written  communication  distributed or made  generally  available to customers or the public,  including  brochures, circulars,  research reports,  market letters,  form letters,  seminar texts, or reprints or excerpts of any other advertisement,  sales literature, or published article),  educational or training materials or other communications distributed or made  generally  available to some or all agents or employees,  prospectuses, statements of additional  information,  shareholder reports and proxy materials, and any other material  constituting  sales literature or advertising  under the
National Association of Securities Dealer, Inc. rules, the Act or the 1933 Act.

ARTICLE V.  FEES AND EXPENSES

            5.1. The Fund shall pay no fee or other  compensation to the Company under this Agreement, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance  distribution  expenses, then the Fund may make  payments  to the Company or to the  underwriter  for the
Contracts if and in amounts agreed to by the Fund in writing.

            5.2. The charge to each  Designated  Portfolio  for all expenses and costs of the Designated Portfolio, including but not limited to management fees,
Rule  12b-1  fees,  if any,  administrative  expenses  and  legal  expenses  and regulatory  costs,  will be  included  in the  determination  of the  Designated
Portfolio's daily net asset value per share.

            5.3. All  expenses  incident to  performance  by the Fund under this
Agreement  shall  be paid by the  Fund.  The Fund  shall  see to it that all its shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if  and to the  extent  deemed  advisable  by the  Fund,  in accordance with  applicable  state laws prior to their sale. The Fund shall bear the  expenses  for the cost of  registration  and  qualification  of the  Fund's shares,  preparation  and  filing  of the  Fund's  prospectus  and  registration statement,  proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders  (including the costs of printing a  prospectus  that  constitutes  an annual  report),  the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Fund's  shares.  The Fund shall bear the  expenses of  distributing  the Fund's proxy  materials  and reports to existing Contract owners. The Distributor shall bear the expense of printing the
Fund's  prospectus  which is  delivered to existing  Contract  owners with value allocated  to one or more  Designated  Portfolios  (regardless  of whether  such prospectuses are printed by the Fund or the Company) and the expense of printing prospectuses used in marketing the Contracts.

            5.4.  The  Company  shall  bear  the  expense  of  distributing  all prospectuses and reports to shareholders  (whether for existing  Contract owners or prospective Contract owners). The Company shall bear the expenses incident to
(including  the  costs of  printing)  sales  literature  and  other  promotional material  that  the  Company  develops  and in which  the Fund (or a  Designated
Portfolio thereof) is named.

ARTICLE VI.  QUALIFICATION

            The Fund  represents and warrants that it is or will be qualified as a regulated  investment  company under Subchapter M of the Internal Revenue Code of 1986,  as amended (the  "Internal  Revenue  Code,") and that it will maintain such qualification  (under Subchapter M or any successor or similar  provisions)
and that it will notify the Company  immediately  upon having a reasonable basis for  believing  that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

            7.1. Indemnification by the Company

                 7.1(a).  The Company agrees to indemnify and hold harmless each of the Fund and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act or who is under  common  control  with the Fund or the Distributor  (collectively,  the "Indemnified  Parties" for purposes of this
Section 7.1) against any and all losses, claims, damages, liabilities (including amounts  paid  in  settlement  with  the  written  consent  of the  Company)  or litigation  (including  legal and  other  expenses),  to which  the  Indemnified
Parties may become  subject  under any statute or  regulation,  at common law or otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                 (i) arise  out of or are based  upon any  untrue  statement  or alleged  untrue  statements  of any material  fact  contained in the registration  statement,  prospectus  (which shall include a written description  of a  Contract  that is not  registered  under the 1933
            Act),  or SAI for the  Contracts or  contained  in the  Contracts or sales  literature  for the Contracts (or any amendment or supplement to any of the  foregoing),  or arise  out of or are  based  upon the omission or the alleged  omission to state  therein a material  fact required to be stated  therein or necessary  to make the  statements therein not  misleading,  provided that this  agreement to indemnify shall not apply as to any  Indemnified  Party if such  statement  or omission or such alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the Company by or on  behalf  of  the  Fund  or  the  Distributor  for  use  in the
            registration  statement,  prospectus  or SAI for the Contracts or in the Contracts or sales  literature  (or any amendment or supplement)
            or otherwise for use in connection  with the sale of the  Contracts,
            or

                 (ii)   arise   out  of  or  as  a  result  of   statements   or
            representations   by  or  on  behalf  of  the  Company  (other  than
            statements  or   representations   contained  in  the   registration
            statement,  prospectus,  SAI,  or sales  literature  of the Fund not supplied  by the Company or persons  under its  control) or wrongful conduct of the Company or its agents or persons  under the Company's authorization  or control,  with respect to the sale or distribution of the Contracts or the shares of the Designated Portfolio, or

                 (iii)  arise out of any  untrue  statement  or  alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI, or sales  literature  of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state  therein a  material  fact  required  to be stated  therein or necessary to make the  statements  therein not  misleading if such a
            statement  or  omission  was  made  in  reliance  upon   information
            furnished to the Fund by or on behalf of the Company; or

                 (iv) arise out of the Company's  incorrect  calculation  and/or untimely reporting of the net purchase or redemption orders provided that such incorrect  calculations  and/or untimely  reporting of the net purchase  redemption  order is not  attributable to an incorrect and/or  untimely net asset value  calculation  provided by a Fund or its designee.

                 (v) arise as a result of any material failure by the Company to provide the  services and furnish the  materials  under the terms of this Agreement; or

                 (vi)  arise out of or result  from any  material  breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result  from any  other  material  breach of this
            Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b)and 7.1(c)
hereof.

                 7.1(b).   The   Company   shall  not  be  liable   under   this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such  Indemnified  Party's  reckless  disregard of its  obligations or duties under this Agreement.

                 7.1(c).   The   Company   shall  not  be  liable   under   this
indemnification  provision with respect to any claim made against an Indemnified
Party unless such  Indemnified  Party shall have notified the Company in writing within a reasonable  time after the summons or other first legal process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 7.1(d).  The  Indemnified  Parties  will  promptly  notify  the
Company of the  commencement  of any litigation or  proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            7.2. Indemnification by the Distributor

                 7.2(a).  The Distributor  agrees to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Distributor)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

                 (i) arise  out of or are based  upon any  untrue  statement  or alleged  untrue  statement  of any  material  fact  contained in the registration  statement or prospectus or SAI or sales  literature of the Fund (or any amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statements  therein not misleading, provided that this agreement to indemnify  shall not apply as to any
            Indemnified  Party if such  statement  or omission  or such  alleged statement  or omission was made in reliance  upon and in  conformity with  information  furnished  to the  Distributor  or  Fund by or on behalf  of  the  Company  for  use in  the  registration  statement, prospectus  or SAI  for  the  Fund or in  sales  literature  (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                 (ii)   arise   out  of  or  as  a  result  of   statements   or
            representations  by or on  behalf  of the  Fund  or the  Distributor
            (other  than   statements  or   representations   contained  in  the
            registration statement,  prospectus, SAI or sales literature for the
            Contracts not supplied by the Fund or the  Distributor)  or wrongful conduct of the  Distributor  or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

                 (iii)  arise out of any  untrue  statement  or  alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance upon information  furnished  to  the  Company  by or  on  behalf  of  the
            Distributor or the Fund; or

                 (iv)  arise  as a  result  of any  failure  by the  Fund or the
            Distributor to provide the services and furnish the materials  under the  terms of this  Agreement  (including  a  failure  of the  Fund, whether unintentional or in good faith or otherwise,  to comply with the diversification and other qualification  requirements  specified in Article VI of this Agreement); or

                 (v)  arise  out of or result  from any  material  breach of any
            representation   and/or  warranty  made  by  or  on  behalf  of  the
            Distributor  or the Fund in this Agreement or arise out of or result from any other material  breach of this Agreement by or on behalf of the Distributor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                 7.2(b).   The  Distributor  shall  not  be  liable  under  this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance or such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 7.2(c).   The  Distributor  shall  not  be  liable  under  this
indemnification  provision with respect to any claim made against an Indemnified
Party  unless such  Indemnified  Party shall have  notified the  Distributor  in writing within a reasonable  time after the summons or other first legal process giving  information  of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Party, the Distributor will be entitled to participate, at its own  expense,  in the  defense  thereof.  The  Distributor  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from the  Distributor to such party of the  Distributor's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Distributor  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 7.2(d).  The Company agrees  promptly to notify the Distributor of the  commencement  of any litigation or proceedings  against it or any of its officers or directors in  connection  with the issuance or sale of the Contracts or the operation of the Account.

            7.3. Indemnification by the Fund

                 7.3(a).  The Fund agrees to  indemnify  and hold  harmless  the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.3)
against any and all losses, claims,  expenses,  damages,  liabilities (including amounts paid in settlement  with the written  consent of the Fund) or litigation
(including  legal and other  expenses) to which the  Indemnified  Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect  thereof) or settlements,  are related to the operations of the Fund and:

                 (i) arise  out of or are based  upon any  untrue  statement  or alleged  untrue  statement  of any  material  fact  contained in the registration  statement or prospectus or SAI or sales  literature of the Fund (or any amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statements  therein not misleading, provided that this agreement to indemnify  shall not apply as to any
            Indemnified  Party if such  statement  or omission  or such  alleged statement  or omission was made in reliance  upon and in  conformity with  information  furnished  to the  Distributor  or  Fund by or on behalf  of  the  Company  for  use in  the  registration  statement, prospectus  or SAI  for  the  Fund or in  sales  literature  (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                 (ii)   arise   out  of  or  as  a  result  of   statements   or
            representations  by or on  behalf  of the  Fund  or the  Distributor
            (other  than   statements  or   representations   contained  in  the
            registration statement,  prospectus, SAI or sales literature for the
            Contracts not supplied by the Fund or the  Distributor)  or wrongful conduct of the  Distributor  or the Fundwith respect to the sale or distribution of the Contracts or Fund shares; or

                 (iii)  arise out of any  untrue  statement  or  alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance upon information  furnished  to  the  Company  by or  on  behalf  of  the
            Distributor the Fund; or

                 (iv)  arise as a result of any  failure  by the Fund to provide the  services  and  furnish  the  materials  under the terms of this
            Agreement  (including a failure,  whether  unintentional  or in good faith or  otherwise,  to comply with the  diversification  and other
            qualification   requirements   specified   in  Article  VI  of  this
            Agreement); or

                 (v)  arise  out of or result  from any  material  breach of any representation  and/or  warranty made by or on behalf of the Fund in this  Agreement  or arise out of or result  from any other  material breach of this Agreement by or on behalf of the Fund;

                 (vi)  arise  out of the  Fund's  incorrect  calculation  and/or untimely reporting of the net asset value calculation  provided that such incorrect  calculations  and/or  untimely  reporting of the net asset value  calculation is not  attributable to an incorrect and/or untimely purchase or redemption order provided by the Company;

as limited by and in  accordance  with the  provisions  of  Sections  7.3(b) and
7.3(c)  hereof.  The  parties   acknowledge  that  the  Fund's   indemnification
obligations  under this Section 7.3 are subject to  applicable  law. The Company agrees that, in the event an obligation to indemnify  exists pursuant to Section
7.3 as well  as  Section  7.2  hereof,  it  will  seek  satisfaction  under  the indemnification  provisions of Section 7.2 before seeking  indemnification under this Section 7.3.

                 7.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 7.3(c). The Fund shall not be liable under this indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 7.3(d).  The Company agrees  promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement,  the issuance or sale of the  Contracts,  the  operation of the Account,  or the sale or  acquisition  of shares of the Fund.

ARTICLE VIII.  APPLICABLE LAW

            8.1. This  Agreement  shall be construed and the  provisions  hereof interpreted  under  and in  accordance  with the laws of the  State of New York, without regard to the conflict of laws provisions thereof.

            8.2. This  Agreement  shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

            9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all Designated  Portfolios,  by six (6) months  advance  written notice delivered to the other parties; or

            (b) termination  by the  Company  by  written  notice  to the  other parties  based upon the Company's  determination  that shares of the Fund are not reasonably  available to meet the  requirements of the Contracts; or

            (c) termination  by the  Company  by  written  notice  to the  other parties in the event any of the  Designated  Portfolio's  shares are not registered, issued or sold in accordance with applicable state and/or  federal law or such law  precludes the use of such shares  as the  underlying  investment  media  of the  Contracts issued or to be issued by the Company; or

            (d) termination  by the Fund or Distributor in the event that formal administrative proceedings are instituted against the Company by the  National  Association  of  Securities  Dealers,  Inc.  (the
                "NASD"), the SEC, the Insurance Commissioner or like official of any state or any other  regulatory  body regarding the Company's duties  under  this  Agreement  or  related  to the  sale of the
                Contracts,  the operation of any Account, or the purchase of the
                Designated Portfolios' shares; provided,  however, that the Fund or Distributor determines in its sole judgment exercised in good faith,  that any such  administrative  proceedings  will  have a material  adverse  effect  upon the  ability  of the  Company to perform its obligations under this Agreement; or

            (e) termination   by  the   Company   in  the  event   that   formal
                administrative  proceedings  are instituted  against the Fund or
                Distributor by the SEC or any state securities department or any other  regulatory  body;  provided,  however,  that the  Company determines  in its sole judgment  exercised in good faith,  that any such administrative proceedings will have a material adverse effect  upon the ability of the Fund or  Distributor  to perform its obligations under this Agreement; or

            (f) termination  by the  Company  by  written  notice  to the  other parties in the event  that any  Designated  Portfolio  ceases to qualify as a regulated  investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company  reasonably believes  that any such  Portfolio  may  fail to so  qualify  or comply; or

            (g) termination  by the Fund by written notice to the other parties, if the Fund shall determine,  in its sole judgment  exercised in good faith,  that the Company  has  suffered a material  adverse change in its  business,  operations,  financial  condition,  or prospects  since the date of this Agreement or is the subject of material adverse publicity; or

            (h) termination  by the  Company  by  written  notice  to the  other parties,  if the Company shall  determine,  in its sole judgment exercised in good faith,  that the Fund or the  Distributor  has suffered a material adverse change in its business,  operations,
                financial   condition  or  prospects  since  the  date  of  this
                Agreement or is the subject of material adverse publicity; or

            (i) termination by the Company upon any  substitution  of the shares of another  investment company or series thereof for shares of a
                Designated Portfolio of the Fund in accordance with the terms of the  Contracts,  provided that the Company has given at least 45 days prior  written  notice to the Fund and  Distributor  of the date of substitution.

            (j) termination  by the  Fund  upon a  determination  by its  Board, acting in good  faith and in light of its  fiduciary  duties and under federal and any applicable  state laws, that suspension or termination  is  necessary  and in  the  best  interests  of the shareholders of such Designated Portfolio.

            9.2. Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Company,  continue to make available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Company  seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the substitution  of other  securities for the shares of the Designated  Portfolios.
Specifically,  the  owners  of  the  Existing  Contracts  may  be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

            Any notice shall be  sufficiently  given when sent by  registered or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

         If to the Company:          Security Benefit Life Insurance Company
                                     Attention General Counsel
                                     700 SW Harrison
                                     Topeka, Kansas 66636 - 0001

         If to the Fund:             Name of Fund
                                     c/o The Dreyfus Corporation
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attn:  General Counsel

         If to Distributor:          Dreyfus Service Corporation
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attn:  General Counsel

ARTICLE XI.  MISCELLANEOUS

            11.1.  All  persons  dealing  with the Fund must look  solely to the property of the respective  Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the  Distributor  for the  enforcement  of any claims  against the Fund. The parties agree that neither the Board,  officers,  agents or  shareholders of the
Fund assume any personal  liability or  responsibility  for obligations  entered into by or on behalf of the Fund.

            11.2.  Subject to the  requirements  of legal process and regulatory authority,  the Fund and the Distributor  shall treat as confidential  the names and  addresses  of the  owners  of the  Contracts.  Each  party  shall  treat as confidential all information reasonably identified as confidential in writing by any other party hereto and,  except as permitted  by this  Agreement,  shall not disclose,  disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            11.5.  If any  provision  of this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            11.6.  Each party hereto shall  cooperate  with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

            11.7.  The  rights,  remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

            11.8 This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent  of all parties hereto.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life Insurance Company       By its authorized officer
                                              By:    ELLIOTT SHIFMAN
                                                     ------------------
                                                     Elliott Shifman
                                              Title: Vice President

Dreyfus Appreciation Fund, Inc.               By its authorized officer
                                              By:    STEVEN F. NEWMAN
                                                     ------------------
                                              Title: Steven F. Newman, Secretary

Dreyfus Growth and Value Funds, Inc.          By its authorized officer
                                              By:    STEVEN F. NEWMAN
                                                     ------------------
                                              Title: Steven F. Newman,
                                                     Assistant Secretary

General Money Market Fund, Inc.               By its authorized officer
                                              By:    STEVEN F. NEWMAN
                                                     ------------------
                                              Title: Steven F. Newman, Secretary

Dreyfus Service Corporation                   By its authorized officer
                                                     WILLIAM H. MARESCA
                                                     ------------------
                                              By:    William H. Maresca
                                              Title: Chief Financial Officer

                                                                 [Date]

                                   SCHEDULE A

         ACCOUNT(S)     CONTRACT(S)   DESIGNATED PORTFOLIO(S)        SHARE CLASS

SBL VARIABLE ANNUITY                   DREYFUS APPRECIATION
ACCOUNT XIV                V6029        FUND, INC.                     CLASS A

                                       DREYFUS GROWTH AND
                                        VALUE FUNDS, INC.

                                       * DREYFUS PREMIER
                                         STRATEGIC VALUE FUND          CLASS A

                                       * DREYFUS MIDCAP VALUE FUND     CLASS A

                                       GENERAL MONEY MARKET
                                        FUND, INC.                     CLASS B